SCHEDULE 14A

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                           (Amendment No.       )

   Filed by the Registrant  /_/
   Filed by a Party other than the Registrant  /_/

   Check the appropriate box:

    /_/  Preliminary Proxy Statement       /_/  Confidential, for use
    /_/  Definitive Proxy Statement             of the Commission Only
    /X/  Definitive Additional Materials        (as permitted by Rule
    /_/  Soliciting Material Pursuant           14a-6(e)(2))
         Rule 14a-11(c)or Rule 14a-12



                        FIRST NATIONAL BANCORP, INC.
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)


      _________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)

   Payment of filing fee (check the appropriate box):

   /X/  No fee required.

   /_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

        Fee paid previously with preliminary materials.



   /_/  Check box if any part of the fee is offset as provided by
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                        FIRST NATIONAL BANCORP, INC.
                           78 North Chicago Street
                           Joliet, Illinois 60432


   March 2, 2001


   Dear Shareholder:

   We are pleased to announce that on March 1, 2001, First National Bancorp entered into a definitive agreement with Bank of Montreal, parent of Harris Bank, pursuant to which Bank of Montreal will acquire First National Bancorp. The acquisition is subject to approval by First National Bancorp's shareholders and regulatory approval. The terms of the agreement and the consideration you will receive for your First National Bancorp shares in the proposed acquisition are described in the enclosed press release.

   In light of this recent development and of the need to hold a shareholders' meeting later this year to vote on the acquisition, we plan to adjourn our March 8th annual meeting of shareholders without conducting any business at the meeting. WE DO NOT NEED THE PRESENCE OF A QUORUM IN ORDER TO ADJOURN THE MEETING, SO THERE IS NO REASON FOR YOU TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 8TH. Instead, we will hold a shareholders' meeting to consider and vote on the proposed acquisition and any other necessary business at a later date. We will inform you of the new date, time and place at which the shareholders' meeting will be held in a notice which will be included in the proxy statement/prospectus described below.

   In connection with the acquisition, Bank of Montreal will be filing a registration statement and other documents with the Securities and Exchange Commission (SEC). The registration statement will contain the proxy statement of First National Bancorp and the prospectus of Bank of Montreal. We urge you to read this combined proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information concerning the proposed acquisition, among other things. We will mail the proxy statement/prospectus and the other relevant documents free of charge to shareholders of record of First National Bancorp on the new record date to be set for the shareholders' meeting. You will also be able to obtain the proxy statement/ prospectus and other relevant documents free of charge at the SEC's website, www.sec.gov, or by requesting these documents from Bank of Montreal at Corporate Secretary's Department, 21st floor, 1 First Canadian Place, Toronto, Ontario, M5X1A1, or from First National Bancorp at 78 North Chicago Street, Joliet, Illinois 60432.



   We thank you for your patience and support and look forward to seeing you at the rescheduled shareholders' meeting.

   Very truly yours,



   Kevin T. Reardon
   Chairman & Chief Executive Officer


   _________________
   * This solicitation is being made on behalf of the board of directors of First National Bancorp.



   NEWS RELEASE                                     FOR IMMEDIATE RELEASE



   Contact:
        Paul Gammal, Harris Bank (312) 461-6625
        Albert D'Ottavio, First National Bank of Joliet (815) 726-8507


            HARRIS BANK TO ACQUIRE FIRST NATIONAL BANK OF JOLIET

            ACQUISITION EXTENDS HARRIS COMMUNITY BANKING NETWORK
                   INTO FASTEST GROWING COUNTY IN ILLINOIS

   CHICAGO, MARCH 2, 2001 -- Harris Bank, Bank of Montreal (NYSE: BMO) and First National Bank of Joliet (OTCBB: FNBJ) announced today the signing of a definitive merger agreement for Harris to acquire First National Bank of Joliet.

   Established in 1857, First National Bank of Joliet is a publicly traded, full-service community bank with $1.1 billion in assets and $844 million in deposits. Headquartered in Joliet, Illinois, it operates from 18 branch locations, primarily in southwest suburban Will County, the fastest growing county in Illinois and the 16th fastest growing county in the United States.

   FNBJ shareholders will receive $72.50 in BMO stock or cash, or a combination at their option, for each FNBJ common share outstanding with the share exchange ratio determined at closing. The purchase price of approximately $220 million is 19.1 times year 2000 earnings and equates to 2.3 times FNBJ's book value. The transaction is subject to regulatory and First National Bank of Joliet shareholder approvals.

   In connection with this transaction, which is expected to close in August, FNBJ has granted BMO an option to acquire 19.9% of the common stock of FNBJ exercisable under certain circumstances.

   "First National Bank of Joliet is a premier community bank   their
   people, their network and their customers are a perfect fit for Harris," said Al McNally, Chairman and CEO of Harris Bank. "We have great respect for their long and successful history as 'the hometown bank' in Will County and are delighted that First National Bank of Joliet's management team will continue in leadership roles.

   "This merger gives us the opportunity to provide the full array of Harris services to thousands of new individual and business customers -- in what has become the fastest growing market in Chicagoland," McNally said. "It moves us very close to the number two position in the Chicagoland marketplace, and closer to our goal of becoming the dominant full-service bank."

   The merger increases the Harris community bank network to 149 locations and 245 ATMs across Chicagoland. Upon closing, First



   National Bank of Joliet will become Harris Bank Joliet, and will operate as the ninth Harris Chicagoland Banking region.

   "We look forward to being part of the Harris organization," said Kevin Reardon, Chairman and CEO of First National Bank of Joliet. "After 144 years as a community bank, we believe Harris is the ideal partner to carry on First National Bank of Joliet's values and commitment to our customers and communities in the rapidly growing Will County region.

   "Our partnership brings together a shared commitment to local community banking, under the Harris name," Reardon said. "Our customers will continue to receive the same quality service from our employees, enhanced by the broader capabilities of the Harris. And our employees can look forward to expanding career opportunities as we continue to grow and invest in the communities we serve."

   This merger is another major milestone in the growth and expansion of Harris Bank. Since 1994, Harris has more than tripled its number of
   locations and the number of customers served in Chicagoland   to one
   million. Harris Bank earnings have more than doubled from $110 million in 1994 to $243 million in 2000 (excluding net gains on divestitures), an average growth rate of 16% per annum.

   With $29 billion in assets and $19 billion in deposits, Harris is one of the largest community bank networks in Illinois, a nationally recognized provider of private client and personal trust services, and a premier Midwest mid-market corporate bank. Harris also has 14 branches and private banking offices in Arizona and Florida. Harris Bank is wholly owned by Bank of Montreal, Canada's first bank, a highly diversified financial services institution with average assets of (US) $162 billion and 33,000 employees.

                                     ###

   THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR SALE OF SECURITIES. BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET WILL BE FILING A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE BUSINESS COMBINATION TRANSACTION REFERENCED HEREIN WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING SUCH TRANSACTION, WHEN IT IS FILED BY BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET WHEN THEY BECOME AVAILABLE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEB SITE AT www.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED WITHOUT CHARGE FROM BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET BY DIRECTING YOUR REQUEST TO BANK OF MONTREAL AT CORPORATE SECRETARY'S DEPARTMENT, 21st FLOOR, 1 FIRST CANADIAN PLACE, TORONTO, ONTARIO, M5X1A1 OR FIRST NATIONAL BANK OF JOLIET AT 78 N. CHICAGO STREET, JOLIET, IL 60432.



   CAUTION REGARDING FORWARD-LOOKING STATEMENTS

   This news release includes forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and businesses of both Bank of Montreal and First National Bank of Joliet.

   However, by their nature these forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved. Bank of Montreal and First National Bank of Joliet caution readers of this news release not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

   These risks, uncertainties and other factors include the satisfaction of merger closing conditions; regulatory approval and First National Bank of Joliet shareholder approval of the merger; the actual closing of the merger; the actual effects of the merger on the combined companies and their customers; the combined companies' ability to successfully integrate and achieve desired and achieve desired operating synergies and results; and others discussed in Bank of Montreal's and First National Bank of Joliet's respective filings with the Securities and Exchange Commission.